EXHIBIT 99.1

Contact:

Shelley Boxer

V.P. Finance

MSC Industrial Direct Co., Inc.

(516) 812-1216

Investors/Media:

Alex Tramont/Rachel Rosenblatt

FTI Consulting – Strategic Communications

(212) 850-5600

FOR IMMEDIATE RELEASE

MSC INDUSTRIAL DIRECT CO., INC. PLANNING TO CO-LOCATE ITS HEADQUARTERS IN DAVIDSON, NORTH CAROLINA IN CONJUNCTION WITH EXISTING LOCATION IN MELVILLE, NY

- Co-location Strategy to Support Company Growth Plans in a Cost Efficient Manner -

- MSC Maintains Commitment to Presence in Melville -

Melville, NY, June 20, 2012 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC” or the “Company,” one of the largest direct marketers and premier distributors of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout the United States, today announced plans to co-locate its corporate headquarters in Davidson, North Carolina, which is located in the Charlotte area, in addition to its current location in Melville, New York in order to support its growth strategy. The final decision of Davidson is subject to receiving formal governmental approvals from Davidson and Mecklenburg County.

Upon receiving the necessary approvals, the Company will expand capacity through the construction of a new 180,000 square foot Customer Service Center (CSC) in Davidson, North Carolina. The Company plans to maintain its existing facility and operations in Melville, NY. With tax and other incentives provided by the State of North Carolina, The Town of Davidson, and Mecklenburg County, totaling $14 million over 12 years, MSC plans to create over 400 jobs in Davidson by the end of calendar year 2017.

In order to implement this strategy, the Company would purchase a 14-acre open space in Davidson, break ground on its new facility in the second half of 2012, and complete construction in 2013. The facility will be designed to accommodate future expansion as the Company continues to grow.

“We are excited to announce this co-location strategy designed to support and prepare for MSC’s strong future growth trajectory,” said David Sandler, Chief Executive Officer of MSC. “After conducting a national search and careful consideration, the Charlotte area provided the most compelling opportunity and flexibility to strategically grow our business in a cost-effective manner in a region that is also an attractive community for our associates. New York has been our home for over 70 years and will continue to be a home to MSC going forward. However, Davidson provides the optimal environment for expanding our business further in the coming years and we believe our decision will be in the best long-term interest of our Company and all of our stakeholders.”

Sandler continued, “We are grateful for the efforts and leadership of Governor Beverly Perdue, Mecklenburg County Commission Chair Harold Cogdell Jr., Davidson Mayor John Woods, the Charlotte Chamber of Commerce and the Lake Norman Regional Economic Development Corporation for working with us to make this co-location possible. We look forward to building our presence in the Davidson community and beginning this exciting new chapter for MSC.”

MSC INDUSTRIAL DIRECT CO., INC. IS PLANNING TO CO-LOCATE ITS HEADQUARTERS	Page - 2 -
IN DAVIDSON, NORTH CAROLINA IN CONJUNCTION WITH EXISTING LOCATION IN MELVILLE, NY

“Creating a positive employment environment for our state is one of my top priorities,” said Governor Perdue. “Our skilled workforce, top-notch business climate, and job training programs are key reasons why leading companies locate and grow their businesses in this state. MSC knows that North Carolina is a great place to do business and we welcome their increased presence in North Carolina.”

“We are excited that MSC has chosen to expand in Davidson,” said Mayor Woods. “Their move will enhance our local economy and bring a significant number of high quality jobs to the area. MSC has a strong track record of corporate citizenship and community involvement, and, in addition to its economic impact, we can also look forward to the many ways in which its presence will enhance our community.”

The new co-headquarters will be populated by some current MSC associates who will be offered relocation packages, as well as new hires made in the Charlotte area. There will not be any layoffs as a result of implementing the co-location strategy. New York has been MSC’s home since 1941, and the Company remains fully committed to maintaining a presence there and to having an executive presence in both Melville and Davidson. MSC plans to maintain its Melville location; however it is expected that the majority of future additions to all departments will be made in Davidson.

The Company expects to invest approximately $31 million in capital expenditures to construct and outfit the facility in Davidson. Approximately $5 million of this capital is expected to be spent in the remainder of fiscal 2012 with the majority of the remaining balance to be spent over the course of fiscal 2013. Additionally, as a result of associate relocations, the Company has estimated one-time costs of approximately $7-10 million, depending upon the number of associates who choose to relocate, to be incurred primarily in fiscal years 2013 and 2014. Including the afore-mentioned incentives, as well as lower operating expenses, the Company expects to generate ongoing annual savings of more than $3 million by fiscal 2017, with initial savings beginning in 2015 and increasing in the following years. Over the long-term, it is expected that the cost of further expanding the Company in Davidson will be substantially less than doing so in Melville.

About MSC Industrial Direct Co., Inc.

MSC Industrial Direct Co., Inc. is one of the largest direct marketers and premier distributors of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout the United States. MSC employs one of the industry’s largest sales forces and distributes approximately 600,000 industrial products from approximately 3,000 suppliers to approximately 325,000 customers. In-stock availability is approximately 99%, with next day standard delivery to the contiguous United States on qualifying orders up until 8:00 p.m. Eastern Time. MSC reaches its customers through a combination of approximately 19 million direct-mail catalogs, 108 branch sales offices, 1,081 sales people, the Internet and associations with some of the world's most prominent B2B eCommerce portals. For more information, visit the Company's website at http://www.mscdirect.com.

MSC INDUSTRIAL DIRECT CO., INC. IS PLANNING TO CO-LOCATE ITS HEADQUARTERS	Page - 3 -
IN DAVIDSON, NORTH CAROLINA IN CONJUNCTION WITH EXISTING LOCATION IN MELVILLE, NY

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements in this Press Release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including statements about expected future results shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, current economic, political and social conditions, delays, cost overruns or other unanticipated problems associated with constructing and relocating to a new CSC in Davidson, North Carolina, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, competition, general economic conditions in the markets in which the Company operates, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on the Company’s information systems and on key personnel, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's reports on Forms 10-K, 10-Q and 8-K that the Company files with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and the Company assumes no obligation to update these forward-looking statements.

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